                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                        HOME PROPERTIES COMPLETES SALE OF
                          SOUTHEAST MICHIGAN PORTFOLIO
         Company Repurchases Common Shares and Purchases Two Properties

ROCHESTER, NY, JUNE 29, 2006 -- Home Properties, Inc. (NYSE:HME) today announced completion of the sale of its entire portfolio of 19 properties containing 5,046 apartment units in the Detroit,  Michigan area for total  consideration  of $230 million,  or approximately  $45,600 per unit, to the Lakewood,  New Jersey-based
Lightstone Group. Net proceeds to Home Properties, after closing costs and $72.7 million in debt repayments, were $150.4 million. The weighted average first year capitalization  rate on the sale is 7.6% after  applying a 3% management fee and after a $300 per unit reserve for capital expenditures.  Any gain or loss, which is  estimated  to be close to  breakeven,  will be  recorded  in the 2006 second quarter. In addition,  interest expense reported in discontinued operations will include  approximately  $3 million of prepayment  penalties and unamortized loan acquisition  costs  triggered by the loan  payoffs  upon sale.  Neither the gain
(loss) nor the interest  costs will be included in the Company's  reported Funds from Operations for the second quarter of 2006.

"Home  Properties' exit from the Michigan market is consistent with our strategy of focusing our  operations in high barrier,  high growth markets along the East
Coast," said Edward J. Pettinella, Home Properties' President and CEO. "The sale
of  the  Detroit   portfolio  will  improve  the  Company's   future   financial
performance,  which was  muted in recent  years by the  negative  net  operating income growth of these properties."

In 2005,  year-over-year  net operating income (NOI) growth for the Detroit-area properties  was negative  9.8%.  For the first  quarter of 2006  compared to the first quarter of 2005, NOI growth was negative 5.2%.  During these same periods, rental  rate and rental  revenue  growth for the  Detroit  properties  also were negative.  In the first quarter of 2006, the Detroit properties produced 7.1% of
Home Properties' net operating income and comprised 11.6% of the total apartment units owned by the Company.

In earnings  guidance  presented during its fourth quarter 2005 conference call, the Company said it had assumed a gross  purchase  price of $240 million for the
Detroit  portfolio  with net proceeds  from the sale of $153.7  million.  At the actual $230 million purchase price, net proceeds were $150.4 million due to $6.7 million  less  in  closing  costs  than  had  been  estimated  previously.  Home
Properties  continues to expect the sale and  ultimate  use of proceeds  will be seven  cents per share  dilutive  in 2006,  identical  to  previously  published guidance.

The Company said it expects to use approximately $77 million of the net proceeds for common share  repurchase  and the balance for property  acquisitions  in the
Company's  targeted East Coast  markets.  From May 19, 2006 to June 20, 2006, in anticipation  of the  closing of the  Detroit  property  sale,  Home  Properties repurchased  1,572,721 shares at a weighted average price of $50.87 per share or a total of $80.0 million.  The Company has Board authorization to buy back up to approximately  1.5 million  additional  shares of its common  stock or Operating
Partnership Units.

Also in  anticipation  of the Detroit sale, the Company  recently  completed two
acquisitions  in  the  Boston,   Massachusetts  suburb  of  Randolph,  which  is
approximately 12 miles south of downtown Boston.

Highland  House (172 units) was  purchased  on May 31,  2006 for $17.9  million, including closing costs,  which equates to approximately  $104,000 per unit. The transaction  consisted  of  assumption  of a mortgage  of $6.3  million at 6.99%
maturing on January 1, 2029.  The balance was funded  through the Company's line of credit.  Built between 1965 and 1969,  Highland House  is 94.7% occupied with monthly rents averaging $1,077. The property has four three-story  buildings and one  four-story  building.  Buildings are of wood frame  construction  on poured concrete slab  foundations  with brick  exteriors and pitched,  asphalt-shingled roofs.  The unit mix consists of 26 studio,  73  one-bedroom  and 73 two-bedroom apartments.  The average  apartment size is 764 square feet.  Highland House has natural gas-fired baseboard heat from boilers,  sleeve air conditioning units in each apartment and individually  metered electric service.  Amenities include an outdoor swimming pool, tennis court and fitness center.

During the first few years of ownership, the Company expects to spend a total of approximately  $1.1 million in  improvements to correct  deferred  replacements, repair the parking lot,  improve signage and  landscaping,  and upgrade kitchens
and  baths.   Management   anticipates  a  6.3%  weighted   average  first  year
capitalization  rate  on this  acquisition.  (The  return  is  calculated  after allocating  3.0% of rental  revenues for  management  and overhead  expenses and before normalized capital expenditures of approximately $525 per unit annually.)

Liberty  Place (107 units) was  purchased  on June 6, 2006 for a total  purchase price of $14.9 million,  including closing costs, which equates to approximately
$139,000 per apartment  unit.  Consideration  included the  assumption of a $6.2 million mortgage at an interest rate of 6.79%, maturing on November 1, 2012. The balance  was funded  through  the  Company's  line of credit.  The  property  is currently 93.0% occupied with monthly rents averaging $1,368.

Built in 1988,  the  property  consists  of twelve  three-story  buildings  with elevators.  Buildings are of wood frame  construction  on poured  concrete slabs with vinyl and wood exteriors. Roofs are pitched with asphalt shingles. The unit
mix  consists  of  12  one-bedroom   and  84   two-bedroom   apartments  and  11
three-bedroom  townhouse units. Each unit has a natural gas-fired forced hot air furnace,  a hot water tank,  electric  central air conditioning and individually metered electric service.  There is a laundry room in each building. The average apartment size is 972 square  feet.  Amenities  include a clubhouse with fitness center, an outdoor swimming pool and a tennis court.

During the first few years of ownership, the Company expects to spend a total of approximately  $1.0 million in  improvements to correct  deferred  replacements, repair and clean building exteriors, repair the parking lot, improve signage and landscaping,  and upgrade  kitchens  and baths.  Management  anticipates  a 6.6%
weighted average first year capitalization rate.

With the two Randolph,  Massachusetts acquisitions, Home Properties owns a total of five properties with 1,531 units in the Boston, Massachusetts suburbs.

This press release  contains  forward-looking  statements.  Although the Company believes expectations reflected in such forward-looking  statements are based on reasonable  assumptions,  it can give no assurance that its expectations will be achieved.  Factors  that may cause  actual  results  to differ  include  general economic and local real estate conditions, the weather and other conditions that
might  affect  operating  expenses,   the  timely  completion  of  repositioning
activities within anticipated  budgets,  the actual pace of future  acquisitions and dispositions, and continued access to capital to fund growth.

Home Properties is a publicly traded apartment real estate investment trust that owns, operates,  acquires and rehabilitates  apartment  communities primarily in selected Northeast,  Mid-Atlantic and Southeast Florida markets. Currently, Home
Properties operates 139 communities containing 42,146 apartment units. Of these,
38,577 units in 134 communities are owned directly by the Company; 868 units are partially owned and managed by the Company as general  partner,  and 2,701 units are managed for other owners.  For more information,  visit Home Properties' Web site at www.homeproperties.com.

                                       ###

For further information:
------------------------

David P. Gardner,  Executive Vice President and Chief Financial  Officer,  (585)
246-4113

Charis W. Warshof, Vice President, Investor Relations, (585) 295-4237